Exhibit 1

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

This Contribution and Subscription Agreement (this “Agreement”), dated as of December 7, 2023, is entered into by and among Achieve Holdings (“Parent”), an exempted company with limited liability incorporated under the Laws of the Cayman Islands, General Atlantic Arco (Bermuda) 2, L.P., a Bermuda exempted limited partnership (“GA Arco”), GA IS Holding, L.P., a Bermuda exempted limited partnership (“GA IS”, and together with GA Arco, “GA”), Archery DF Holdings, LP, a Delaware limited partnership (“Archery”), Archipelago DF Holdings, LP, an exempted limited partnership incorporated under the Laws of the Cayman Islands (“Archipelago” and together with Archery and GA, the “Sponsors”) and the other contributors listed on Schedule A hereto (together with the Sponsors, the “Contributors”);

WHEREAS, pursuant to the Merger Agreement (the “Merger Agreement”), dated August 10, 2023, by and between Parent, Achieve Merger Sub, an exempted company incorporated with limited liability under the Laws of the Cayman Islands and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Arco Platform Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“Arco”), subject to the terms and conditions thereof, Merger Sub will be merged with and into Arco, with Arco continuing as the surviving corporation and a wholly-owned subsidiary of Parent;

WHEREAS, pursuant to the Rollover and Support Agreement (the “Rollover Agreement”), dated August 10, 2023, by and among Parent and the supporting shareholders and beneficial owners listed on Schedule A thereto, subject to the terms and conditions thereof, each supporting shareholder party thereto agreed to contribute, assign, transfer and deliver certain Common Shares to Parent in exchange for newly issued Parent Class A Shares or Parent Class B Shares (as defined therein and collectively, “Parent Shares”) immediately prior to the Closing;

WHEREAS, pursuant to each Equity Commitment Letter, dated August 10, 2023, by and between Parent and the applicable Sponsor, each Sponsor or its applicable Affiliate agreed to contribute and pay to Parent, and Parent agreed to acquire, assume and accept, a contribution of cash in exchange for newly issued Parent Shares immediately prior to the Closing;

WHEREAS, concurrently with the entry into this Agreement, each Contributor is entering into that certain Shareholders Agreement, dated as of the date hereof (the “Shareholders Agreement”); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

NOW THEREFORE, in consideration of the promises, mutual covenants and other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.       Rollover Contributions. Immediately prior to Closing, each Contributor hereby contributes, assigns, transfers and delivers to Parent, and Parent hereby acquires, assumes and accepts from each Contributor, all of such Contributor’s right, title and interest in, to and under the number of Class A Common Shares and/or Class B Common Shares of Arco as set forth opposite such Contributor’s name in the column entitled “Rollover Contribution” on Schedule A hereto (such shares, the Contributor’s “Owned Shares” and such contribution, the Contributor’s “Rollover Contribution”). In consideration for the Rollover Contribution of each Contributor, Parent shall issue to such Contributor (or, if designated by such Contributor in writing, an Affiliate of such Contributor), and such Contributor shall, automatically and with no further action thereby, subscribe for, acquire and accept, the number of Parent Class A and/or Parent Class B Shares as set forth opposite such Contributor’s name in the column entitled “Rollover Subscription” on Schedule A hereto (such Contributor’s “Rollover Subscription”).

Section 2.       Cash Contributions. Immediately prior to Closing and contemporaneously with the Rollover Contributions, each Sponsor shall contribute and pay, or cause to be contributed and paid, to Parent, and Parent shall acquire and accept, a cash contribution in the amount set forth across from such Sponsor’s name in the column entitled “Cash Contribution” on Schedule A hereto (such Sponsor’s “Cash Contribution”, and together with the Rollover Contributions, the “Contributions”). In consideration for the Cash Contribution of each Sponsor, Parent shall issue to such Sponsor (or, if designated by such Sponsor in writing, an Affiliate of such Sponsor), and such Sponsor shall, automatically and with no further action thereby, subscribe for, acquire and accept, the number of Parent Class A Shares as set forth opposite such Sponsor’s name in the column entitled “Cash Subscription” on Schedule A hereto (such Sponsor’s “Cash Subscription” and together with the Rollover Subscriptions, the “Subscriptions”). Each Sponsor shall pay, or cause to be paid, its Cash Contribution in immediately available funds to the account designated by Parent to the Sponsors in writing, it being understood and agreed that, for administrative convenience only, Parent may direct the Sponsors to pay the Cash Contributions in satisfaction of Parent’s and/or Merger Sub’s obligations pursuant to the Merger Agreement at the Closing.

Section 3.       Assumption of Obligations; Entitlement to All Rights and Benefits. After giving effect to the Rollover Contributions, Parent shall be subject to all of the obligations and covenants of and shall be entitled to all of the rights and benefits of each Contributor under and in respect of such Contributor’s Owned Shares so contributed, and Parent hereby assumes all such obligations and covenants and accepts all such rights and benefits. After giving effect to the Subscriptions, each Contributor hereby assumes all rights and obligations applicable to the Parent Shares, including as set forth under the Shareholders Agreement and the Amended and Restated Memorandum of Association of Parent, each dated as of the date hereof and as amended, restated and/or modified from time to time.

Section 4.       Intended Tax Treatment. For U.S. federal, and applicable state and local income tax purposes each of the Rollover Contributions and the Cash Contributions, taken collectively, together with the contributions and exchanges pursuant to Section 2.1 of the Incentive Rollover Agreements, shall be treated as an integrated transaction qualifying under Section 351(a) of the Internal Revenue Code of 1986, as amended.

Section 5.       Miscellaneous. Each Contributor, severally and not jointly, represents and warrants to Parent each of the representations, warranties and covenants set forth in Article III of the Rollover Agreement, in each case as if made directly by such Contributor to Parent hereunder, mutatis mutandis. Parent represents and warrants to each Contributor each of the representations and warranties set forth in Article IV of the Rollover Agreement, mutatis mutandis. This Agreement shall be subject to the terms and conditions set forth in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.10, 6.11 and 6.13 of the Rollover Agreement, mutatis mutandis.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first written above.

ACHIEVE HOLDINGS

By:	/s/ Rodrigo Catunda
	Name:	Rodrigo Catunda
	Title:	Director

[Signature Page to Contribution Agreement]

ARCHERY DF HOLDINGS, LP By: Dragoneer CF GP, LLC, its general partner
By:	/s/ Michael Dimitruk
	Name:	Michael Dimitruk
	Title:	Vice President

ARCHIPELAGO DF HOLDINGS, LP By: Dragoneer CF GP, LLC, its general partner
By:	/s/ Michael Dimitruk
	Name:	Michael Dimitruk
	Title:	Vice President

[Signature Page to Contribution Agreement]

GENERAL ATLANTIC ARCO

(BERMUDA) 2, L.P.

By: General Atlantic (SPV) GP (Bermuda), LLC,
its general partner

By: General Atlantic GenPar (Bermuda), L.P.,

its managing member

By: GAP (Bermuda) L.P.,
its general partner

By:	/s/ Kelly Pettit
	Name:	Kelly Pettit
	Title:	Managing Director

[Signature Page to Contribution Agreement]

GA IS HOLDING, L.P. By: General Atlantic (SPV) GP (Bermuda), LLC, its general partner By: General Atlantic GenPar (Bermuda), L.P., its managing member By: GAP (Bermuda) L.P., its general partner
By:	/s/ Kelly Pettit
	Name:	Kelly Pettit
	Title:	Managing Director

[Signature Page to Contribution Agreement]

ASCN INVESTMENTS LTD.

By:	/s/ Ari de Sá Cavalcante Neto
	Name:	Ari de Sá Cavalcante Neto
	Title:	Director

[Signature Page to Contribution Agreement]

OSC INVESTMENTS LTD.

By:	/s/ Oto Brasil de Sá Cavalcante
	Name:	Oto Brasil de Sá Cavalcante
	Title:	Director

[Signature Page to Contribution Agreement]

WISHBONE MANAGEMENT, LP

By:	/s/ John Harris
	Name:	John Harris
	Title:	Managing Partner

[Signature Page to Contribution Agreement]

KEENAN CAPITAL FUND, LP By: Keenan Capital GP LLC, its General Partner By: Keenan Capital LLC, its Manager
By:	/s/ Charles J. Keenan IV
	Name:	Charles J. Keenan IV
	Title:	Manager

[Signature Page to Contribution Agreement]

FOURTH SAIL CAPITAL LP, on behalf of: - Fourth Sail Long Short LLC - Fourth Sail Discovery LLC
By:	/s/ Thiago Doria
	Name:	Thiago Doria
	Title:	Authorized person, on behalf of the General Partner

[Signature Page to Contribution Agreement]

SBLA LATIN AMERICA FUND (CAYMAN) L.P., By: SBLA Latin America Fund GP (Cayman) Ltd, the General Partner
By:	/s/ Jonathan Duckles
	Name:	Jonathan Duckles
	Title:	Director

[Signature Page to Contribution Agreement]

CITADEL PARTNERS LTD.

By:	/s/ Kendal Simmons /s/ Lashawn Rolle
	Name:	Bluebay Directors Limited
	Title:	Director
Represented by Kendal Simmons, Lawshawn Rolle

[Signature Page to Contribution Agreement]

CONRADO ENGEL

/s/ Conrado Engel

[Signature Page to Contribution Agreement]

BRK CAPITAL, LLC

By:	/s/ Brett Rochkind
	Name:	Brett Rochkind
	Title:	Member

[Signature Page to Contribution Agreement]

JOY I LLC

By:	/s/ Gabriel Braga Vieira
	Name:	Gabriel Braga Vieira
	Title:	Sole Member of JOY I LLC

[Signature Page to Contribution Agreement]

ERJH INVESTMENTS INC.

By:	/s/ Jonathan Horn
	Name:	Jonathan Horn
	Title:	Director

[Signature Page to Contribution Agreement]